April 23, 2004
Walnut Creek, CA . . .

Contact: James L. Ryan
Bank of Walnut Creek
(925) 932-5353 Ext. 200

BWC FINANCIAL CORP. ANNOUNCES FIRST QUARTER 2004 EARNINGS

        James L. Ryan, Chief Executive Officer and Chairman of the Board of BWC Financial Corp. and its subsidiaries Bank of Walnut Creek and BWC Mortgage Services, announced First Quarter 2004 income of $1,074,000 or $0.27 diluted earnings per share, compared to First Quarter 2003 income of $1,079,000 or $0.27 diluted earnings per share.

        Earnings for First Quarter 2004 represent a return on average assets (ROA) of .94% and return on average equity (ROE) of 9.49%, compared to a 1.05% ROA and 10.23% ROE for the same period last year. Total assets of the Corporation at March 31, 2004 were $502,801,000 compared to total assets of $415,009,000 at the end of the First Quarter 2003.

        Additional details may be found in the Summary of Consolidated Financial Results for First Quarter 2004:

Selected Financial Data - Summary:
The following table provides certain selected consolidated financial data as of and for the three month periods ended March 31, 2004 and 2003.
                                                                                 Quarter Ended
SUMMARY INCOME STATEMENT                                                         March 31,
(Unaudited in thousands except share data)                                  2004               2003
                                                                 -----------------------------------

Interest Income (not taxable equivalent)                                 $ 6,818            $ 6,158
Interest Expense                                                           1,108              1,015
                                                                 -----------------------------------
Net Interest Income                                                        5,710              5,143
Allowance for Credit Losses                                                  450                300
                                                                 -----------------------------------
Net Interest Income after allowance for credit losses                      5,260              4,843
Non-interest Income                                                        3,451              4,096
Non-interest Expenses                                                      6,772              6,881
Minority Interest                                                            187                291
                                                                 -----------------------------------
Income before income taxes                                                 1,752              1,767
Provision for income taxes                                                   678                688
                                                                 -----------------------------------
Net Income                                                               $ 1,074            $ 1,079

Per share:
(Share and share equivalents have been adjusted for the
   stock dividend granted in December, 2003)
Net Income - basic                                                        $ 0.27             $ 0.27
Net Income - diluted                                                      $ 0.27             $ 0.27
Weighted avg. shares used in Basic E.P.S calculation                   3,909,132          3,973,939
Weighted avg. shares used in Diluted E.P.S calculation                 3,945,075          3,984,807
Cash dividends                                                            $ 0.06                $ -
Bookvalue at period-end                                                  $ 11.70            $ 10.70
Ending Shares                                                          3,909,132          3,904,461

Selected Financial Data - Summary Cont:                                          Quarter Ended
                                                                                 March 31,
Financial Ratios:                                                           2004               2003
                                                                 -----------------------------------
Return on Average Assets                                                   0.94%              1.05%
Return on Average Equity                                                   9.49%             10.23%
Net Interest Margin (taxable equivalent yield)                             5.21%              5.40%
Net loan losses (recoveries) to avg. loans                                 (0.03)             0.08%
Efficiency Ratio (Bank only)                                              65.02%             67.53%

SUMMARY BALANCE SHEET
In thousands                                                                     March 31,
Assets:                                                                     2004               2003
                                                                 -----------------------------------
Cash and Equivalents                                                    $ 45,368           $ 23,768
Investments                                                               74,558             64,744
Loans                                                                    356,696            321,166
Allowance for Credit Losses                                               (7,251)            (6,032)
BWC Mortgage Services
     Loans-Held-for-Sale                                                  20,185                  -
Other Assets                                                              13,245             11,363
                                                                 -----------------------------------
Total Assets                                                           $ 502,801          $ 415,009

Deposits                                                               $ 401,102          $ 347,363
FHLB Borrowings                                                           32,141             22,819
BWC Mortgage Services Borrowings                                          20,155                  -
Other Liabilities                                                          3,665              3,038
                                                                 -----------------------------------
Total Liabilities                                                        457,063            373,220

Equity                                                                    45,738             41,789
                                                                 -----------------------------------
Total Liabilities and Equity                                           $ 502,801          $ 415,009

        Founded in 1980, Bank of Walnut Creek’s headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore, with a Regional Commercial Banking Office in San Jose. BWC Mortgage Services, with headquarters in San Ramon, has mortgage consultants in each of the Bank’s branch offices. For further information on the Corporation and Bank of Walnut Creek, please visit our website at www.bowc.com. BWC Mortgage Services offers mortgage financing information and applications at www.bwcmortgage.com.

NASDAQ: BWCF
www.bowc.com

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Bank A. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the operating characteristics of the Company’s income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts or impact of military actions;and (5) legislative or regulatory changes adversely affecting the business in which Bank A engages. Forward-looking statements speak only as of the date they are made, and Bank A does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.